EXHIBIT 10.12

NONQUALIFIED STOCK OPTION AGREEMENT

FOR NON-EMPLOYEE DIRECTORS UNDER THE

HARVARD APPARATUS REGENERATIVE TECHNOLOGY, INC.

2013 EQUITY INCENTIVE PLAN

Name of Optionee:

No. of Option Shares:

Option Exercise Price per Share:

Grant Date:

Expiration Date:

Pursuant to the Harvard Apparatus Regenerative Technology, Inc. 2013 Equity Incentive Plan, as amended through the date hereof (the “Plan”), Harvard Apparatus Regenerative Technology, Inc., (the “Company”) hereby grants to the Optionee named above, who is a Director of the Company but is not an employee of the Company, an option (the “Stock Option”) to purchase on or prior to the Expiration Date specified above, all or part of the number of shares of Common Stock, par value $.01 per share (the “Stock” or the “Shares”) of the Company specified above at the Option Exercise Price per Share specified above subject to the terms and conditions set forth herein and in the Plan.

1.      Vesting. No portion of the Stock Option may be exercised until such portion shall have vested. Except as set forth below and subject to the terms and conditions set forth below, this Stock Option shall be vested and exercisable with respect to the following number of Shares on the dates indicated:

Cumulative
Number of
Shares Exercisable	Vesting Date

__________	__________

__________	__________

__________	__________

__________	__________

In the event of the termination of the Optionee’s service as a director of the Company because of Disability (as defined below) or death, this Stock Option shall become immediately vested and exercisable in full, whether or not vested and exercisable at such time. Once vested, this Stock Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan. The term “Disability” shall mean that condition described in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”). In the event of a dispute, the determination of Disability will be made by the Administrator (as defined in Section 2(a) of the Plan) in good faith and with the advice of a physician competent in the area to which such Disability relates.

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Upon the consummation of a Sale Event (as defined in the Plan) or occurrence of a Change of Control (as defined in the Plan), in either case, following the grant date of this Stock Option, this Stock Option shall become fully vested and exercisable with respect to all of the Option Shares as of the effective time of the Sale Event or the occurrence of the Change of Control, respectively.

2.      Exercise of Stock Option.

(a) The Optionee may exercise this Option only in the following manner: from time to time on or prior to the Expiration Date of this Option, the Optionee may give written notice to the Company of his or her election to purchase some or all of the vested Option Shares purchasable at the time of such notice. This notice shall specify the number of Option Shares to be purchased and shall be accompanied by payment therefor by one or more of the following methods:

(1) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(2) Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the Optionee on the open market or that have been beneficially owned by the Optionee for at least six months and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

(3) By the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the Optionee chooses to pay the purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.

 Payment instruments will be received subject to collection. The delivery of certificates representing the Option Shares will be contingent upon the Company’s receipt from the Optionee of full payment for the Option Shares, as set forth above and any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of Options under the Plan and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations.

(b) Certificates for shares of Stock purchased upon exercise of this Stock Option shall be issued and delivered to the Optionee upon compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such issuance and with the requirements hereof and of the Plan. The determination of the Administrator as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of the shares subject to this Stock Option, or to have any of the rights of a holder, unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company shall have issued and delivered the shares to the Optionee, and the Optionee’s name shall have been entered as the stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.

(c) Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date hereof.

3.      Termination as Director. If the Optionee ceases to be a Director of the Company, the period within which to exercise the Stock Option may be subject to earlier termination as set forth below.

(a) Termination by Reason of Death. If the Optionee ceases to be a Director by reason of death, any Stock Option held by the Optionee may be exercised by his or her legal representative or legatee for a period of twelve (12) months from the date of death or until the Expiration Date, if earlier.

(b) Other Termination. If the Optionee ceases to be a Director for any reason other than death, any Stock Option held by the Optionee may be exercised to the extent exercisable on the date Optionee ceases to be a Director for a period of three (3) months from the date of termination or until the Expiration Date, if earlier.

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4.       Incorporation of Plan. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in the Plan. Capitalized terms in this Stock Option shall have the meaning specified in the Plan, unless a different meaning is specified herein. In the case of any conflict between the terms of this Stock Option and the Plan, the provisions of the Plan shall control.

5.       Transferability. This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Stock Option is exercisable, during the Optionee’s lifetime, only by the Optionee, and thereafter, only by the Optionee’s legal representative or legatee.

6.       Miscellaneous

(a) Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Optionee at the address set forth below, or in either case at such other address as one party subsequently furnish to the other party in writing.

(b) This Stock Option does not confer upon the Optionee any rights with respect to continuance as a Director.

(c) Pursuant to Section 17 of the Plan, the Administrator may at any time amend or cancel any outstanding portion of this Stock Option, but no such action may be taken which adversely affects the Optionee’s rights under this Agreement without the Optionee’s consent.

HARVARD APPARATUS
REGENERATIVE TECHNOLOGY, INC.

By:
Name:
Title:

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The foregoing Stock Option is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:

Optionee’s Signature

Optionee’s name and address:

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